UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Pharma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  216-676-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

        On March 30, 2006, GrafTech International Ltd. (“GrafTech”) entered into a selective severance program notification letter agreement with Karen G. Narwold, Vice President, General Counsel, Human Resources and Secretary, in connection with the relocation of GrafTech’s corporate headquarters and the restructuring of her position. Ms. Narwold has elected not to relocate, and her last day of employment will be April 30, 2006. Upon mutual agreement with GrafTech, Ms. Narwold will extend her employment, until no later than June 30, 2006, to continue to assist GrafTech in the transition of her responsibilities to her successor. Pursuant to the agreement, Ms. Narwold will be entitled to payment of her current base salary and continuation of her medical and dental benefits until June 30, 2007, as well as accelerated vesting of one-third of the restricted stock granted by GrafTech to her in August 2005 and payout of amounts held by her in our various employee benefit plans. GrafTech has commenced a search for a replacement for Ms. Narwold.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 31, 2006	GRAFTECH INTERNATIONAL LTD. By: /s/ Craig S. Shular ________________________________ Craig S. Shular Chief Executive Officer and President